DATED 18 January 2003

                             (1) RIVERDEEP GROUP PLC

                                (2) RIVERDEEP INC

                           (3) HERTAL ACQUISITIONS PLC

                              (4) BARRY O'CALLAGHAN

                              (5) PATRICK MCDONAGH

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              NON-SOLICITATION AND EXPENSES REIMBURSEMENT AGREEMENT
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                            MATHESON ORMSBY PRENTICE
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

                              TEL + 353 1 619 9000
                              FAX + 353 1 619 9010

                                    CONTENTS

                                                                         Page No

1. Definitions.................................................................1

2. Non-Solicitation............................................................2

3. Payment ....................................................................3

4. Undertaking to accept a Higher Offer........................................4

5. No Increase in Offer........................................................4

6. Other Matters...............................................................5

THIS AGREEMENT is made on 18 January 2003

BETWEEN:

(1)  RIVERDEEP GROUP PLC (hereinafter referred to as "Riverdeep");

(2)  RIVERDEEP INC;

(3)  HERTAL ACQUISITIONS PLC (hereinafter referred to as "Hertal");

(4)  BARRY O'CALLAGHAN;

(5)  PATRICK MCDONAGH.

WHEREAS:

This Agreement sets out the agreement between the parties as to the non-solicitation of other offers for the share capital of Riverdeep and as to the expense reimbursements payable by Riverdeep to Hertal in certain circumstances.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

     "Act"                         means the Irish Takeover Panel Act, 1997;

     "Draft Announcement"          means   the  draft   Rule  2.5   Announcement
                                   attached hereto prepared in compliance with the Rules and the form of which has been agreed between Hertal and Riverdeep;

     "Group"                       means    Riverdeep    and   its    subsidiary
                                   undertakings;

     "Independent Directors"       means the  directors of Riverdeep  other than
                                   Barry O'Callaghan, Patrick McDonagh and Kyran
                                   McLoughlin;

     "Offer Document"              means  the  offer  document  setting  out the
                                   terms and conditions of the Offer issued by or on behalf of Hertal in compliance with the Rules;

     "Offer" means an offer which has been recommended by the Independent Directors made by or on behalf of Hertal in compliance with the Rules to acquire the entire issued share capital of Riverdeep (other than that already beneficially owned by it at the date on which the Offer is made), certain terms and conditions of which are set out in the Draft Announcement;

     "Representative"              means any director,  officer, employee, agent
                                   or  adviser  of a party;

     "Riverdeep Shares"            means the existing issued fully paid ordinary
                                   shares of US$0.10 in Riverdeep


     "Rules"                       means  the Irish  Takeover  Panel  Act,  1997
                                   Takeover Rules 2001;

     "Scheme of Arrangement"       an acquisition of all, or substantially  all,
                                   of the issued  share  capital of Riverdeep or
                                   all, or  substantially  all, of the  business
                                   and assets of Riverdeep by a party other than
                                   Hertal   or   its   Representatives,    Barry
                                   O'Callaghan, Patrick McDonagh or Alchemy or by any Associate of any such person for the purposes of the Irish Takeover Rules to be effected by way of a scheme of arrangement, recapitalisation or any similar arrangement or transaction;

     "Third Party Offer"           means an offer by a person  other than Hertal
                                   or its  Representatives,  Barry  O'Callaghan,
                                   Patrick   McDonagh   or  Alchemy  or  by  any
                                   Associate of any such person for the purposes of the Irish Takeover Rules to acquire all, or substantially all, of the issued share capital of Riverdeep or all, or substantially all, of the business and assets of Riverdeep;

2.   NON-SOLICITATION

2.1 In consideration of the making of an announcement in the form of the Draft Announcement, or such substantially similar form as may be agreed by Hertal with Riverdeep, by or on behalf of Hertal (the "Announcement"), the time and expense which Hertal is incurring in investigating the Group and in obtaining financing for and preparing a possible Offer and subject to Clause 2.2, Riverdeep undertakes that, subject to (1) its obligations and the obligations of its Directors under the Rules and (2) the applicable fiduciary duties of its Directors, from the date of this Agreement up to and including the date on which the Offer becomes unconditional in all respects or lapses or is withdrawn it shall not, and shall procure that all members of the Group and its and their Representatives shall not, without the consent of Hertal in writing, directly solicit or initiate any approach with, or otherwise make any initial approach to any person with a view to a possible Third Party Offer or Scheme of Arrangement. For the avoidance of doubt, this restriction shall not prevent Riverdeep, the Group or its or their Representatives from dealing with an approach initiated by a person other than Hertal or Riverdeep and its Representatives or from continuing to deal with any such approach initiated by Riverdeep, the Group and/or its or their Representatives prior to the date of this Agreement.

2.2 If, after the execution of this Agreement, Riverdeep or any of its Representatives receive a bona fide approach or offer with regard to the possible acquisition of all or substantially all of the share capital of Riverdeep or all, or substantially all, of the business and assets of the Group from any party other than Hertal (the "Unsolicited Offer") Riverdeep shall:

     (i) prior to holding any discussions with such party or its Representatives with regard to the terms of such Unsolicited Offer, releasing any information to such party or its Representatives or giving access to any member of management of Riverdeep to such party or its Representatives, inform such party of the existence of this Agreement and the provisions of this Clause 2 without disclosing Alchemy's name, or the status or content of the discussions between Riverdeep, Hertal and Alchemy, save to the extent that any such information is already in the public domain;

     (ii) subject to its obligations and the obligations of the Independent Directors under the Rules, promptly notify Hertal of the fact of such approach or offer.

3.   PAYMENT

3.1 Subject to the provisions of paragraph 3.2, in consideration of the issue by or on behalf of Hertal of the Announcement, and as an inducement to Hertal incurring expense in relation to a possible Offer, Riverdeep Inc, with effect from the time at which the Announcement is made, agrees to pay to Hertal an amount equal to all third party advisory expenses of Hertal incurred in connection with the Offer up to an amount of one per cent of the value of the Offer (such Offer being a minimum of US$284,311,828), payable by bank draft or telegraphic transfer within fifteen days of receipt by Riverdeep Inc of written invoices in respect of such third party advisory fees, which invoices may be submitted to Riverdeep Inc on the occurrence of the events referred to at (i) or (ii) below as the case may be.

     (i) If, following the making of the Announcement, the Independent Directors do not make the recommendation or if the Offer is made and is recommended for acceptance by the Independent Directors and the Independent Directors subsequently withdraw or adversely modify their recommendation of the Offer (other than by reason of a failure by Hertal or its Representatives to comply with its or their obligations under the Rules) and, in either event, the Offer lapses or is withdrawn; or

     (ii) If following the making of the Announcement, the Offer is not made (with the consent of the Irish Takeover Panel following the announcement of a higher recommended Third Party Offer or Scheme of Arrangement) or, having been made, lapses or is withdrawn following a Third Party Offer or Scheme of Arrangement which is recommended for acceptance by the Independent Directors being made pursuant to the Rules.

          All amounts payable under this paragraph 3.1 shall be calculated by Riverdeep Inc using the last US dollar / euro exchange rate published by Bloomberg prior to date of payment by Riverdeep Inc.

3.2 If, following the date of this Agreement and prior to any payment being made to Hertal pursuant to Clause 3.1 (a "Payment"), a change to any Irish legislation occurs which would mean that a Payment would be in breach of
     Section 60 of the Companies Act, 1963 ("Section 60") or an Irish Court decides that Section 60 is to be interpreted so as to mean that payments such as a Payment would be in breach of Section 60, Riverdeep Inc shall not be obliged to make any Payment. If Riverdeep Inc and Hertal do not agree as to the impact of any such legislative change or judgment of an Irish Court for the purposes of this Clause 3.2, the parties shall negotiate in good faith for a period of seven (7) days with a view to reaching agreement. If the parties cannot reach agreement within such period of seven days, the matter shall be referred as soon as practicable to Senior Counsel, who, in default of agreement, shall be nominated by the President of the Incorporated Law Society of Ireland ("Counsel"). Counsel shall be instructed by both parties to give an opinion as to the impact of such legislative change or judgment in the context of this Clause 3.2. Both Riverdeep Inc and Hertal agree to be bound by and act in accordance with the opinion so given. In giving such opinion, Counsel shall act as an expert and not as an arbitrator and the provisions of the Irish Arbitration Acts shall not apply.

4.   UNDERTAKING TO ACCEPT A HIGHER OFFER

4.1 In the event that an announcement of a Third Party Offer or a Scheme of Arrangement (other than an offer to acquire all, or substantially all, of the business and assets of Riverdeep) is made, other than by Hertal or any associate or concert party of Hertal or of any associate or concert party of Hertal for the purposes of the Rules (the "Third Party Offeror") pursuant to which Riverdeep Shareholders are entitled to receive at least US$1.67 in cash for each Riverdeep Share held by them (a "Competing Offer") and a Rule 2.5 announcement setting out the terms and conditions of the Competing Offer is made by the earlier of the period of 31 days following the date of the Announcement (such 31 day period to exclude the date of the Announcement) and 21 days following the date of despatch of the Offer Document (such 21 day period to exclude the date of despatch of the Offer Document), in consideration of the giving of the expenses reimbursement agreement provided for in paragraph 3, each of Barry O'Callaghan and Patrick McDonagh hereby irrevocably and unconditionally agrees with Riverdeep to accept (and procure that Hertal will accept) the Competing Offer in respect of an aggregate of 60,946,373 Riverdeep Shares together with any other Riverdeep Shares acquired by any of them (the Undertaking Shares") held by them and it respectively.

4.2 Notwithstanding the foregoing, if, following the making of a Competing Offer, any Third Party Offer is made or Scheme of Arrangement is proposed which is recommended and pursuant to which Riverdeep Shareholders are entitled to receive a higher cash amount for each Riverdeep Share held by them than they are entitled to receive pursuant to the Competing Offer (a "Further Cash Offer"), Barry O'Callaghan, Patrick McDonagh and/or Hertal shall sell the Undertaking Shares pursuant to such Further Cash Offer.

4.3 Notwithstanding the foregoing, if, following the making of a Competing Offer or a Further Cash Offer, a Third Party Offer is made or Scheme of Arrangement which is recommended is proposed where Riverdeep Shareholders are entitled to receive higher consideration per Riverdeep Share than they are entitled to receive pursuant to the Competing Offer (a "Further Non Cash Offer"), Barry O'Callaghan, Patrick McDonagh and/or Hertal may sell all the Undertaking Shares held by them pursuant to the Further Non Cash Offer.

4.4 In the case of a Competing Offer or Further Cash Offer, Barry O'Callaghan, Patrick McDonagh and/or Hertal shall deliver (or procure the delivery of) duly completed forms of acceptance together with the share certificates or other documents of title and/or evidence of authority within 42 days of the posting of an offer document in connection with such Competing Offer or Further Cash Offer (unless otherwise agreed with the party making such Competing Offer or Further Cash Offer) and none of such persons shall exercise any rights of withdrawal of any acceptance of a Competing Offer or Further Cash Offer except to accept another offer as permitted by this clause 4.

     Riverdeep agrees to make such announcements as are appropriate at or around the time at which Barry O'Callaghan and Patrick McDonagh cease to be obliged to accept, or procure the acceptance of, a Competing Offer pursuant to this Clause 4.

5.   NO INCREASE IN OFFER

     Each of Hertal, Barry O'Callaghan and Patrick McDonagh undertakes not to increase Hertal's initial Offer so that Riverdeep Shareholders are entitled to receive more than US$1.66 in cash for each Riverdeep Share held by them. If a revised offer is to be made in a currency other than US Dollars, the offer price shall be translated at mid-market rates prevailing on the night prior to the announcement of such increased offer for the purposes of this clause.

6.   OTHER MATTERS

6.1 Nothing herein shall be construed as notification of a firm intention by or on behalf of Hertal to make any Offer.

6.2 The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the continuance in force of the remainder of this Agreement.

6.3 It is agreed that damages shall not be an adequate breach of this letter and that any party is entitled to the remedies of injunction, specific performance, and other equitable relief for any threatened or actual breach of this Agreement.

This Agreement shall be construed in accordance with and governed by the laws of Ireland.

PRESENT when the Common Seal
of RIVERDEEP GROUP PLC
was affixed hereto:-

                               /s/David Mulville
                               /s/Paul D'alton


SIGNED, SEALED and DELIVERED
by David Mulville
a duly authorised attorney of
RIVERDEEP INC:-

                               /s/David Mulville


PRESENT when the Common Seal
of HERTAL ACQUISITIONS PLC
was affixed hereto:-

                               /s/Anthony Mulderry
                               /s/Niall McFadden


SIGNED, SEALED and DELIVERED
by BARRY O'CALLAGHAN           /s/Barry O'Callaghan
in the presence of:-

/s/Tim Scanlon
   30 Herbert Street
   Dublin 2


SIGNED, SEALED and DELIVERED
by PATRICK MCDONAGH            /s/Patrick McDonagh
in the presence of:-           by his lawful attorney Jennifer Caldwell

/s/Edward Miller
   Dublin
   Solicitor

                                              DATED 18 January 2003

                                             (1) RIVERDEEP GROUP PLC

                                                 (2) RIVERDEEP INC

                                            (3) HERTAL ACQUISITIONS PLC

                                                (4) BARRY O'CALLAGHAN

                                                (5) PATRICK MCDONAGH

                                     -------------------------------------------

                                     NON-SOLICITATION AND EXPENSES REIMBURSEMENT
                                                      AGREEMENT
                                     -------------------------------------------
                                              MATHESON ORMSBY PRENTICE
                                                  30 Herbert Street
                                                      Dublin 2
                                                      Ireland
                                                 TEL + 353 1 619 9000
                                                 FAX + 353 1 619 9010